Exhibit 10.8
THIRD AMENDMENT TO LEASE

    THIS THIRD AMENDMENT TO LEASE (this “Third Amendment” or this “Amendment”) by and between Legacy 1001 MINNEAPOLIS VENTURE, LLC, a Delaware limited liability company (“Landlord”), and SLEEP NUMBER CORPORATION, a Minnesota corporation (“Tenant”), is executed as of this 26th day of December, 2024 (the “Third Amendment Effective Date”).

WITNESSETH

    WHEREAS, Landlord and Tenant have entered into that certain Lease dated as of October 21, 2016, subsequently amended by the First Amendment (the “First Amendment”) to Lease dated June 1, 2017 and Second Amendment to Lease dated as May 25, 2023 (collectively the “Lease”) for space in the building commonly known as 1001 3rd Avenue South, Minneapolis, Minnesota 55404 (the “Building”);

    WHEREAS, Landlord and Tenant have agreed to amend the Lease so as to permit (i) Landlord to gain access to certain space on the 4th Floor of the Premises and (ii) Tenant to abate Base Rent and Additional Rent with respect to certain space on the 4th Floor of the Premises for twelve (12) months as more fully described herein; and

        NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and in the Lease, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby covenant and agree to amend and modify the Lease as follows:

1.    DEFINED TERMS. Unless otherwise defined herein, terms used herein with initial capital letters shall have the same meanings assigned to such terms in the Lease.

2.    RENT ABATEMENT FOURTH FLOOR. Solely in respect of that portion of the entire Fourth Floor of the Premises (which is approximately 26,309 rentable square feet) depicted in the dark blue shaded areas on Exhibit A (the “Abated Portion of the Premises”), Base Rent and Additional Rent in respect of the Abated Portion of the Premises shall be abated for the month beginning (and including) December 2024 and ending (and including) November 2025 (the “Abatement Period”). Notwithstanding anything herein to the contrary, if there is a default of the Lease by the Tenant during the Abatement Period after the expiration of any applicable cure period, the Abatement Period automatically ends, and no further rent shall be deemed abated and any rent that would have been abated shall be due and payable (and any Additional Rent and Base Rent that was abated prior to a default by the Tenant shall remain abated). For the avoidance of doubt, no rent shall be deemed abated for any portion of the premises other than the Abated Portion of the Premises.

3.    ACCESS TO ABATED PORTION OF THE PREMISES. Notwithstanding anything herein to the contrary, during the Abatement Period or at any time that there is a default under the Lease, Tenant shall no longer have sole and exclusive use of the space outlined

Sleep Number Third Lease Amendment

Exhibit 10.8
in a red box on Exhibit A the Abated Portion of the Premises (“Abated Portion”) and Landlord (and its agents and contractors) shall have unfettered access to the Abated Portion of the Premises, including for construction staging and for storing of personal property of Landlord and its agents and contractors, so long as no actual construction work is conducted by Landlord in the Abated Portion of the Premises, its agents or its contractors in the Abated Portion).

4.    REMOVAL OF SOLAR PANELS. By execution of this Third Amendment, Landlord has hereby provided notice to Tenant (and Tenant hereby acknowledges receipt of same) that Landlord intends to replace the roof in calendar year 2025). In connection with the replacement of the roof, Tenant hereby acquiesces and agrees that Landlord may permanently remove (or cause to be removed) any and all Solar Panel Systems at Tenant’s sole cost and expense, except where Landlord and Tenant have otherwise agreed in writing to shift certain of such costs and expenses from Tenant to Landlord. It being understood that there is no obligation following such removal to replace the Solar Power System. In connection with such removal, Tenant shall indemnify and hold harmless Landlord (and any of its agents and contractors) on account of any injury to persons or property caused by such removal (other than on account of the negligence of Landlord or its agents or contractors) and Tenant shall be responsible for any and all costs incurred by Landlord (other than on account of the negligence of Landlord or its agents or contractors) in connection with restoring the Building (including without limitation, the roof of the Building and all other parts of the Building which are affected by the installation of the Solar Panel System) to its condition as existed prior to Tenant’s installation of the Solar Panel System, reasonable wear and tear excepted. Notwithstanding anything to the contrary in the Second Amendment, from and after the Third Amendment Effective Date, the Tenant shall no longer have any right to install any Solar Panel Systems in or on the Building. Tenant shall reimburse Landlord for any reasonable and necessary preapproved costs or expenses incurred by Landlord (and shall pay any indemnity claims) within thirty (30) days of receipt of any invoice therefor, it being agreed that Tenant has preapproved such costs prior to this Third Amendment.

5.    EFFECT OF AMENDMENT. Except as expressly amended by this Third Amendment, the terms and provisions contained in the Lease shall continue to govern the rights and obligations of the parties; and all provisions and covenants in the Lease shall remain in full force and effect.

6.    SEVERABILITY OF PROVISIONS. A determination that any provision of this Amendment is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof, and any determination that the application of any provision of this Amendment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

7.    COUNTERPARTS. This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such

Sleep Number Third Lease Amendment

Exhibit 10.8
counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

8.    GOVERNING LAW. The terms and conditions of this Amendment shall be governed by the applicable laws of the State of Minnesota.

9.    INTERPRETATION. Within this Amendment, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. The section headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof. The parties acknowledge that the parties and their counsel have reviewed and revised this Amendment and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Amendment or any exhibits or amendments hereto.

10.    SUCCESSORS AND ASSIGNS. The terms and conditions of this Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

11.    TIME OF ESSENCE. Landlord and Tenant agree that time is of the essence of this Amendment.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

	LANDLORD: Legacy 1001 Minneapolis Venture LLC, a Delaware limited partnership		TENANT: SLEEP NUMBER CORPORATION, a Minnesota corporation
By:	/s/ Jay Rappaport	By:	/s/ Joel Laing
Its:	Authorized Signatory	Its:	Treasurer and CAO
Date:	1/10/25	Date:	12/26/24

Sleep Number Third Lease Amendment

Exhibit 10.8
Exhibit A

Sleep Number Third Lease Amendment